President

Section 906 Certification under Sarbanes Oxley Act

I, Michael G. Clark, certify that:

1.	I have reviewed this report, filed on behalf of DWS Dreman Small Cap Value Fund, a series of DWS Value Series, Inc., on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 28, 2006	/s/Michael G. Clark
Michael G. Clark
President
DWS Dreman Small Cap Value Fund, a series of DWS Value Series, Inc.

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS Dreman Small Cap Value Fund, a series of DWS Value Series, Inc., on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 28, 2006	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
DWS Dreman Small Cap Value Fund, a series of DWS Value Series, Inc.